UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2013

MIMVI, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-54074	26-0685980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Mauchly, Suite 106 Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 679-0792

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On August 16, 2013, Kevin J. Conner resigned as the Chief Financial Officer and a Director of Mimvi, Inc. (the “Company”), effective immediately, to allow the Company to complete its reorganization plan of the Company’s management and board of directors and to allow the Company to retain the services of an outsourced CFO firm based in California. On August 16, 2013, the Board of Directors accepted Mr. Conner’s resignation.  There are no disagreements between Mr. Conner and the Company on any matter relating to the Company’s SEC filings, accounting, operations, policies, or practices. Through Conner & Associates, PC, Mr. Conner will continue to assist the Company going forward in its future financial matters on a consultancy basis.  Mr. Conner was provided with an opportunity to review this Form 8-K and provided no additional comments.

Appointment of Certain Officers

On August 16, 2013, Abdul Parmach was appointed by the Company’s Board of Directors as the Company’s Principal Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MIMVI, INC.

Dated: August 16, 2013	By:	/s/ Qayed Shareef
Qayed Shareef Chief Executive Officer (Principal Executive Officer)